UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2024

DATASEA INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38767	45-2019013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20th Floor, Tower B, Guorui Plaza 1 Ronghua South Road Technological Development Zone, Beijing, People’s Republic of China 100176
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 10-56145240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DTSS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 3, 2024, Datasea Inc., a Nevada corporation (the “Company”), entered into subscription agreements, dated September 27, 2024 (the “Subscription Agreements”), with three non-U.S. investors (the “Investors”), including Zhixin Liu, the Company’s Chairwoman of the Board, Chief Executive Officer, President and Secretary, and Fu Liu, a Director of the Company, pursuant to which the Company agreed to sell and the Investors agreed to purchase an aggregate of 1,932,224 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $2.06 per share (the “Purchase Price”), which was equal to the closing price of the Common Stock on The Nasdaq Capital Market on September 26, 2024 (the “Offering”). Pursuant to the terms of the Subscription Agreements, each Investor was required to pay the Purchase Price for the number of Shares such Investor purchased within 15 business days of September 27, 2024.

As of October 15, 2024, the Company had received the Purchase Price from each Investor, representing gross proceeds in the aggregate amount of approximately $4.0 million, and all of the Shares had been issued. The proceeds raised in the Offering will primarily be used to support the Company's future business operations, including investments in acoustic high-tech related products design upgrade, working capital for mass production and on-line sales, acquiring intellectual property, and working capital for the promotion and sales of 5G AI multimodal digital business products.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Shares were issued in a private placement and are exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) and/or Regulation S promulgated thereunder, as a transaction not involving a public offering.

Item 8.01 Other Events.

On October 21, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATASEA INC.

October 21, 2024	By:	/s/ Zhixin Liu
		Name:	Zhixin Liu
		Title:	Chief Executive Officer

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